Exhibit 21.01

	Percentage Ownership*	State/Country of Incorporation

Fairchild Semiconductor Corporation	100%	Delaware
Fairchild Semiconductor Corporation of California	100%	Delaware
ROCTOV, LLC	100%	Delaware
Kota Microcircuits, Inc.	100%	Colorado
Fairchild Energy, LLC	100%	Maine
Giant Semiconductor Corporation	100%	North Carolina
Giant Holdings, Inc.	100%	Delaware
Silicon Patent Holdings	100%	California
System-General Corporation	100%	California
Micro-Ohm Corporation	100%	North Carolina
Fairchild Semiconductor West Corporation	100%	Delaware
Xsens North America, Inc.	100%	Delaware
Fairchild Korea Semiconductor Ltd.	100%	South Korea
Fairchild Semiconductor (Malaysia) Sdn. Bhd.	100%	Malaysia
Fairchild Semiconductor (Suzhou) Co., Ltd.	100%	P.R. China
Fairchild Semiconductor (Shanghai) Co., Ltd	100%	P.R. China
Fairchild Semiconductor Technology (Shanghai) Co., Ltd	100%	P.R. China
Fairchild Semiconductor Asia Pacific Pte. Ltd.	100%	Singapore
Fairchild Semiconductor GmbH	100%	Germany
Fairchild Semiconductor Hong Kong (Holdings) Limited	100%	Hong Kong
Fairchild Semiconductor Hong Kong Limited	100%	Hong Kong
Fairchild Semiconductor (Philippines), Inc.	100%	Philippines
Fairchild Semiconductor Japan Ltd.	100%	Japan
Fairchild Semiconductor Limited	100%	United Kingdom
Fairchild Semiconductor Mauritius Ltd.	100%	Mauritius
Fairchild Semiconductor Mauritius (Trading) Ltd.	100%	Mauritius
Fairchild Semiconductor (Bermuda) Ltd.	100%	Bermuda
Fairchild Semiconductor SARL	100%	France
Fairchild Semiconductor Srl	100%	Italy
Fairchild Semiconductor Pte. Ltd.	100%	Singapore
Fairchild Semiconductor (Netherlands) B.V.	100%	Netherlands
New Conversion Co., Ltd.	100%	Taiwan
Fairchild (Taiwan) Corporation	100%	Taiwan
Bestcyber Developments Limited	100%	Samoa
SGC Semiconductor (ShenZhen) Co., Ltd.	100%	P.R. China
Fairchild Semiconductor Finland Oy	100%	Finland
Fairchild Semiconductor Private (India) Limited	100%	India
Fairchild Semiconductor Technology (Beijing) Co., Ltd	100%	P.R. China
Fairchild Semiconductor Sweden AB	100%	Sweden
TranSIC AB	100%	Sweden
Xsens Holding B.V.	100%	Netherlands
Xsens Technologies B.V.	100%	Netherlands